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                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Jon W. Rotenstreich, Don D. Hutson, Louis J. Paglia and Peter M. Acton his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a registration statement on Form S-8 (the "Registration Statement"), with respect to the registration under the Securities Act of 1933, as amended, of unsecured obligation of TIG Holdings, Inc. (the "Registrant") to pay deferred compensation in the aggregate principal amount $3,000,000 to participants in the Registrant's Diversified Savings Restoration Plan, and any or all amendments to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and, if required, any state securities commission or administrator, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated:  December 19, 1996


/S/    JON W. ROTENSTREICH                    /s/    DON D. HUTSON
------------------------                      ------------------------------
Name:  JON W. ROTENSTREICH                    Name:  DON D. HUTSON
Title: Director, Chairman of the Board        Title: Director, President
       and Chief Executive Officer                   and Chief Operating
       (Principal Executive Officer)                 Officer



/s/    EDWIN G. PICKETT
-----------------------                         /s/   STEVEN A. COOK
Name:  EDWIN G. PICKETT                        -----------------------
Title: Executive Vice President and            Name:  STEVEN A. COOK
       Chief Financial Officer                 Title: Controller (Principal
       (Principal Financial Officer)                  Accounting Officer)



/s/    GEORGE B. BEITZEL
------------------------                       /s/    WILLIAM G. CLARK
Name:  GEORGE B. BEITZEL                       ----------------------------
Title: Director                                Name:  WILLIAM G. CLARK
                                               Title: Director



/s/    JOEL S. EHRENKRANZ
-------------------------
Name:  JOEL S. EHRENKRANZ                      /s/   GEORGE D. GOULD
Title: Director                                ---------------------------
                                               Name:  GEORGE D. GOULD
                                               Title: Director


/s/    WILLIAM W. PRIEST
------------------------                      /s/    ANN W. RICHARDS
Name:  WILLIAM W. PRIEST                      -----------------------------
Title: Director                               Name:  ANN W. RICHARDS
                                              Title: Director



/s/    HAROLD TANNER
------------------------
Name:  HAROLD TANNER
Title: Director